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                                                                    Exhibit 23.2

[KPMG LOGO]

               KPMG Audit Plc
               PO Box 695            Tel: +44 (0) 171 311 1000
               6 Salsbury Square     Fax: +44 (0) 171 311 3311
               London EC4V 8BB       Telex 8811541 KPMGLO G
               United Kingdom        DX 38050 Blackfriars


The Board of Directors
Federal-Mogul Corporation
26555 Northwestern Highway
Southfield                                        Our ref
Michigan 48034
United States of America

29 June 1999



Dear Sirs

Registration Statement on Form S-4 and related Prospectus ("Registration Statement")

We consent to the incorporation by reference in this Registration Statement dated 29 June 1999 of Federal-Mogul Corporation of our report dated 17 February 1998 in respect of the consolidated balance sheets of T&N plc and its subsidiaries at 31 December 1997 and 31 December 1996, and the related consolidated profit and loss accounts, reconciliations of movements in shareholders' funds and consolidated cash flow statements for each of the years in the three year period ended 31 December 1997 which appears in the Form 8-K/A of Federal Mogul Corporation dated 7 April 1998 and to the reference to our firm under the heading "Experts" in this Registration Statement dated 29 June 1999.

Yours faithfully


/s/ KPMG Audit Plc
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KPMG Audit Plc